As filed with the Securities and Exchange Commission on November 22, 2000.


                   Registration Statement No. 33-_____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
             ------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

           INDIANA                                              35-1544218
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

200 East Jackson Street, Muncie, Indiana 47305
(Address of  Principal Executive Offices)

                           FIRST MERCHANTS CORPORATION
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
             ------------------------------------------------------

Larry R. Helms                                       With a copy to:
Senior Vice President                                David R. Prechtel, Esq.
First Merchants Corporation                          Bingham Summers Welsh &
200 East Jackson Street                              Spilman, LLP
Muncie, Indiana 47305                                2700 Market Tower
                                                     10 West Market Street
                                                     Indianapolis, Indiana 46204
(Name and address of agent for service)              (317) 635-8900
                                       765-747-1530
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                             Amount                    Proposed                       Proposed              Amount of
Title of securities           to be                 maximum offering                maximum aggregate      registration
to be registered          registered (1)           price per share (2)              offering price (2)         fee
----------------------------------------------------------------------------------------------------------------------

Common Stock,
no par value               20,000 Shares                $22.81                         $456,200                $121.00


 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

 (2)     The  registration  fee has been calculated  pursuant to Rule 457(c) and
         (h) on the basis of $22.81 per share, which was the last sale reported for First Merchants Corporation's common stock by the NASDAQ National Market System on November 15, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by First Merchants Corporation (the "Registrant") (SEC File No. 0-17071) with the Securities Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(b) First Merchants Corporation Retirement Savings Plan's (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 1999.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-33244) which became effective April 26, 2000, and all amendment and reports filed for the purpose of updating such description.

All documents field by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer, employee or agent of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with or resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer, employee or agent of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer, employee or agent will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are being filed as part of this Registration Statement:

EXHIBIT NUMBER
ASSIGNED IN
REGULATION S-K             EXHIBIT
ITEM 601. . . . . . . .             NUMBER           DESCRIPTION OF EXHIBIT
- -----------------------------     -------------    ---------------------------
(4) . . . . . . . . . . . . . . .   4.01             ARTICLES V, VII AND IX OF
                                                     REGISTRANT'S ARTICLES  OF
                                                     INCORPORATION AND THE
                                                     ARTICLES OF AMENDMENT
                                                     THERETO ARE INCORPORAED BY
                                                     REFERENCE TO EXHIBIT 3.1 OF
                                                     REGISTRANT'S QUARTERLY
                                                     REPORT  ON  FORM 10-Q FOR
                                                     THE QUARTER  ENDED
                                                     JUNE 30, 1999.
                                    4.02             ARTICLES III AND IV OF
                                                     FIRST MERCHANTS
                                                     CORPORATION'S   BYLAWS  AND
                                                     AMENDMENTS    THERETO   ARE
                                                     INCORPORATED  BY  REFERENCE
                                                     TO    EXHIBIT     3.2    OF
                                                     REGISTRANT'S      QUARTERLY
                                                     REPORT ON FORM 10-Q FOR THE
                                                     QUARTER   ENDED   JUNE  30,
                                                     1997.

                                    4.03             FIRST MERCHANTS
                                                     CORPORATION'S JOINDER
                                                     AGREEMENT FOR RETIREMENT
                                                     SAVINGS PLAN AND RELATED
                                                     SUMMARY PLAN DESCRIPTION.

(5) . . . . . . . . . . . . . . .   5.01             OPINION OF BINGHAM SUMMERS
                                                     WELSH & SPILMAN, LLP
                                    5.02             INTERNAL REVENUE SERVICE
                                                     DETERMINATION LETTER

(23) . . . . . . . . . . . . . . . 23.01             CONSENT OF OLIVE LLP,
                                                     INDEPENDENT
                                                     PUBLIC ACCOUNTANTS
                                   23.02             CONSENT OF BINGHAM SUMMERS
                                                     WELSH & SPILMAN, LLP
                                                     (INCLUDED IN EXHIBIT 5.01)

(24) . . . . . . . . . . . . . . . 24.01             POWER OF ATTORNEY (SEE
                                                     SIGNATURE PAGE)


ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
         (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (l)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Muncie, State of Indiana, on November 17, 2000.

                                    FIRST MERCHANTS CORPORATION

                                    By: /s/ Michael L. Cox
                                        ---------------------------
                                        Michael L. Cox, President
                                        and Chief Executive Officer
488065

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael L. Cox and Larry R. Helms and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 17, 2000 by the following persons in the capacities indicated:

Signature                        Capacity
                                 With Registrant

/s/ Michael L. Cox               President, Chief Executive Officer and Director
-------------------------
Michael L. Cox                   (Principal Executive Officer)

/s/ James L. Thrash              Senior Vice President, Chief Financial Officer
-------------------------
James L. Thrash                  (Principal Financial and Accounting Officer)

/s/ Stephan S. Anderson          Chairman of the Board of Directors
-------------------------
Stephan S. Anderson

/s/ James F. Ault                Director
-------------------------
James F. Ault

/s/ Thomas B. Clark              Director
-------------------------
Thomas B. Clark

/s/ David A. Galliher            Director
-------------------------
David A. Galliher

/s/ Barry J. Hudson              Director
-------------------------
Barry J. Hudson

/s/ John E. Worthen              Director
-------------------------
John E. Worthen

/s/ Norman M. Johnson            Director
-------------------------
Norman M. Johnson

/s/ George A. Sissel             Director
-------------------------
George A. Sissel

/s/ Robert M. Smitson            Director
-------------------------
Robert M. Smitson

/s/ Frank A. Bracken             Director
-------------------------
Frank A. Bracken

/s/ Roger M. Arwood              Director
-------------------------
Roger M. Arwood

                                 Director
Dennis A. Bieberich


         Pursuant to the requirements of the Securities Act of 1933, the First Merchants Corporation Retirement Savings Plan's Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on November 17, 2000.


                     FIRST MERCHANTS CORPORATION RETIREMENT
                      SAVINGS PLAN ADMINISTRATIVE COMMITTEE



                                     By:      /s/ Kimberly J. Ellington
                                              ---------------------------
                                              Kimberly J. Ellington



488065

                                        3
(#490815)(4690-34648)
(#490815)(4690-34648)

                                  EXHIBIT 4.03




                              JOINDER AGREEMENT FOR
                           FIRST MERCHANTS CORPORATION
                             RETIREMENT SAVINGS PLAN
                      AND RELATED SUMMARY PLAN DESCRIPTION





                                JOINDER AGREEMENT

                                       FOR

                           FIRST MERCHANTS BANK, N.A.

                       PROTOTYPE PLAN AND TRUST AGREEMENT

                  (PROFIT SHARING WITH 401(k) NON-STANDARDIZED)



                           Letter Serial No. D340713e






NOTE: This Joinder Agreement may only be used in conjunction with basic plan document #01.

(01/94)                                                                 PLAN 004


                                 C O N T E N T S

   Item                                                                                                     Page

    1.                           EMPLOYER INFORMATION                                                       1

    2.                            PLAN INFORMATION                                                          2

    3.                           EMPLOYEE                                                                   2

    4.                           ELIGIBILITY REQUIREMENTS                                                   3

    5.                           RETIREMENT AGES AND DATE OF DISTRIBUTION                                   4

    6.                           VESTING SCHEDULE                                                           5

    7.                           OPTIONAL FORMS OF PAYMENT                                                  7

    8.                           DEATH BENEFIT                                                              8

    9.                           COMPENSATION                                                               9

   10.                           EMPLOYEE CONTRIBUTIONS                                                     10

   11.                           EMPLOYER CONTRIBUTIONS AND ALLOCATION FORMULA                              12

   12.                           FORFEITURES                                                                19

   13.                           TERMINAL ALLOCATIONS                                                       19

   14.                           VALUATION DATES AND ALLOCATION OF GAIN OR LOSS                             20
                                                                                                            21
   15.                           ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS

   16.                           HOURS OF EMPLOYMENT                                                        21

   17.                           ELIGIBILITY SERVICE                                                        22

   18.                           VESTING SERVICE                                                            23

   19.                           LIFE INSURANCE                                                             24

   20.                           LOANS                                                                      24

   21.                           HARDSHIP WITHDRAWALS                                                       25

   22.                           INVESTMENT OPTIONS                                                         25

   23.                           DISABILITY                                                                 26

   24.                           LIMITATIONS ON ALLOCATIONS                                                 26

   25.                           PROVISIONS RELATING TO PRIOR PLAN                                          27

   26.                           AGENT FOR SERVICE OF LEGAL PROCESS                                         28

   27.                           PLAN ADMINISTRATOR                                                         28

   28.                           TRUSTEE                                                                    28

   29.                           DOMESTIC RELATIONS ORDERS                                                  28

                                 DISCLAIMER AND WARNING                                                     29

                                 SIGNATURES                                                                 30

                                 SPECIAL INSTRUCTIONS ABOUT SUBMISSION TO INTERNAL REVENUE
                                 SERVICE                                                                    30

                                 ADDITIONAL INFORMATION ABOUT THE PROTOTYPE PLAN                            30

(490815)(4690-34648)

                              JOINDER AGREEMENT FOR
                           FIRST MERCHANTS BANK, N.A.
                       PROTOTYPE PLAN AND TRUST AGREEMENT
                  (PROFIT SHARING WITH 401(k) NON-STANDARDIZED)

         By execution of this Joinder Agreement, the Employer designated below hereby establishes a profit sharing with 401(k) plan for its eligible Employees as provided in this Joinder Agreement and First Merchants Bank, N.A. Prototype Plan and Trust Agreement (basic plan document #01). Any capitalized terms used herein shall have the meaning set forth in the Prototype Plan.

1.       EMPLOYER INFORMATION

     Name:     First Merchants Corporation                    EIN:    35-1544218

     Address:  200 East Jackson Street
               Muncie, IN  47305-2814

     Form of Business Organization:

              ( x )  corporation                 (   )  electing "S" corporation

              (   )  sole proprietor             (   )  partnership

     Employer's taxable year ends on each December 31

     Is the Employer a member of a controlled or affiliated group of employers within the meaning of Section 414 (b), (c), (m), or (o) of the Internal Revenue Code?
      |X|  Yes   |_| No

     If the answer to this question is "Yes", then list below the name and EIN of all other employers in the group (attach separate sheet if necessary):

              First United Bank, 35-0303750
              Union County National Bank of Liberty, 35-0721690
              Randolph County Bank, 35-0600850
              First Merchants Bank, N.A., 35-0508403
              Pendleton Banking Company, 35-0574300

     The employers in this group may adopt this Plan by resolution. The Plan maintained by the Employer named above and any adopting employers shall be treated as a single plan.

2.       PLAN INFORMATION

     Plan Name:  Retirement Savings Plan                          Plan No.:  002

     Plan Year and Limitation Year will be the 12 consecutive month period beginning each January 1 (specify month and day only).

     (   )   This is a new Plan with an effective date of                     .
                                                         ----------------------

     ( x ) This is an amended Plan.

            The  effective  date of the original Plan  was1/1/91.
            The effective date of the amended Plan is 1/1/98.

     Name of any "Prior Plan": -------------------------------------------------
     (For an amended Plan, pay close attention to Items 7(D) and 25.)

3.   EMPLOYEE (Section 1.01(k) of the Prototype Plan)

     An employee eligible to participate in the Plan is defined as follows:



     (   ) Each employee of the Employer.



     (   ) Each salaried employee of the Employer.


     (   ) Each employee of the Employer who is not salaried.

     (   ) Each  employee of the  Employer who is not subject to a  collective bargaining agreement to which the Employer is a party, the negotiation for which included retirement benefits as a subject of good faith bargaining.

     (   ) Each employee of the Employer who is a member of a bargaining  unit covered by the Plan pursuant to a collective bargaining agreement in effect between such bargaining unit and the Employer.

     ( x ) (Specify)  each employee of First  Merchants  Corporation,  First
           Merchants Bank NA, Pendleton Banking Company, First United Bank, Union County National Bank, and Randolph County Bank.

     Employees of affiliated employers and leased employees must be included as employees of the Employer in determining whether the coverage requirements of Section 410 of the Internal Revenue Code are met even if they are not defined as Employees under the Employer's plan.


4.       ELIGIBILITY REQUIREMENTS (Section 2.01 of the Prototype Plan)
         ------------------------

     Complete A, B, and C.

         A.       Age and/or Service Requirements.  Each Employee shall become a
                  --------------------------------
                  Participant on the Participation Date as of which he has met the following requirements.

                  ( x )  Attained his 21st birthday (not over 21st);

                  ( x )  Completed one (1) year of Eligibility Service (as
                           defined in Item 17 of this Joinder Agreement).

                  The service requirement cannot be more than 1 year. If a fractional year is used, an employee will not be required to complete any specified number of Hours of Employment to receive credit for such fractional year.

         If Item 4(B) provides for a single Participation Date per Plan Year, the maximum age and service requirements above must each be reduced by 1/2 year.

         B.       Participation Date.  (Select one choice)
                  -------------------

                  (   )  Two Participation Dates per Plan Year.  Participation
                         Date means the  ___________  (first or last day of Plan
                         Year)   not  prior  to  the   Effective   Date  or  the
                         ____________  (enter  date  which  is  6  months  after
                         preceding  date)  coincident with or next following the
                         date  on  which  an  Employee   first   satisfies   the
                         requirements of Item 4(A) above.

                  (   )  One Participation  Date per Plan Year.  Participation
                         Date means the (first or last day of Plan Year) coincident with or next following the date on which an Employee first satisfies the requirements of Item 4(A) above.

                  ( x )  Multiple Participation Dates.  Participation Date means the following: 1/1, 4/1, 7/1, and 10/1 (must  include
                                       -------------------------
                         first or last day of Plan Year and the date 6 months
                         thereafter).

     C. Waiver of Participation.

                  The Plan |X| shall |_| shall not allow an Employee or Participant to waive participation in the Plan by completing a written waiver form provided by the Plan Administrator.

                  The Plan |X| shall |_| shall not allow a Participant to waive his eligibility to make Salary Savings Contributions and nondeductible Employee contributions, if applicable, under the Plan and to receive any Employer matching contributions under the Plan by completing a written waiver form provided by the Plan Administrator.

                  The effects of waiving participation in the Plan and/or waiving Salary Savings Contributions, nondeductible Employee contributions and Employer matching contributions are described in Section 2.05 of the Prototype Plan.


5.   RETIREMENT AGES AND DATE OF DISTRIBUTION  (Sections 1.01(h), 1.01(r),
     ----------------------------------------
     1.01(t), 6.03, and 14.07 of the Prototype Plan)


     Complete A and B.  C, D, and E apply to all plans.  Complete F if desired.

     A.  Normal Retirement Age shall be attained by a Participant upon reaching:

         ( x )  his 65th birthday (not to exceed 65th).

         (   )  the later of his             birthday (not to exceed 65th) or
                                 -----------
                the            (not to  exceed 5th) anniversary of his earliest
                   -----------
                Participation Date.

     B. Early Retirement Age (indicate"N/A" if a requirement is not applicable):

         ( x ) shall be attained by a Participant upon reaching his 55th birthday and completing 10 years of Vesting Service.

         (   )  shall have no meaning in the Employer's Plan.

     C. During any period of employment after attaining Normal Retirement Age, a Participant shall continue sharing in allocations of Employer contributions, forfeitures, and gains or losses in the same manner as other Participants.

     D. A Participant who has terminated his employment with the Employer shall be entitled to request the distribution of his vested interest in the Plan at any time after termination of employment with the Employer.

     E. Each Participant is entitled to defer distribution until a distribution is required in accordance with Section 401(a)(9) of the Internal Revenue Code after age 70 1/2, except that a Participant whose Vested Account Balance does not exceed $3,500 shall receive a lump sum distribution as soon as practicable after his termination of employment with the Employer.

     F.  (   )   A Participant who has reached age    (not less than age 591/2)
                                                  ----
         and completed      years of  participation shall be entitled to make an
                      -----
         election to receive all or a portion of his vested Account Balance in a lump sum while still employed by the Employer. The Participant should specify the Valuation Date to be used in determining his vested Account Balance, subject to such nondiscriminatory rules as may be established by the Employer. Such a distribution shall be permitted (select one):

                (   )      one time only.

                (   )      no more than      time(s) each Plan Year.
                                        ----

6.   VESTING SCHEDULE  (Section 5.02 of the Prototype Plan)
     ----------------

     Select one schedule under A, unless the Employer elects in D that the Top-Heavy vesting schedule shall apply at all times. Select one schedule under B and C. Complete D.

     A.    Non-Top-Heavy  Vesting  Schedule. Select one of the  following
           ---------------------------------
           vesting schedules, unless the Employer chooses to have the Top-Heavy schedule apply at all times.

           The value of a Participant's Regular Account (attributable to Employer regular contributions) shall become vested as determined by the number of completed years of Vesting Service (as defined in Item 18 of this Joinder Agreement) as follows:


COMPLETED YEARS OF VESTING SERVICE

                1                2                3                  4              5               6              7
                -                -                -                  -              -               -              -

     ( x )      20%              40%              60%                80%            100%

     (   )      ______           ______           ______             ______         ______          ______         100%
                                                  (at                (at            (at             (at
                                                  least              least          least           least
                                                  20%)               40%)           60%)            80%)

     B.  The value of a Participant's interest in the Plan attributable to Employer matching contributions shall be:


COMPLETED YEARS OF VESTING SERVICE


            1                2               3                   4              5               6               7
            -                -               -                   -              -               -               -

( x )       20%              40%             60%                 80%            100%

(   )       ______           ______          ______              ______         ______          ______          100%
                                             (at                 (at            (at             (at
                                             least               least          least           least
                                             20%)                40%)           60%)            80%)

(   )      Full and immediate

           If Employer regular contributions are elected under Item 11 of this Joinder Agreement, then the vesting schedule for matching contributions must be the same as for regular contributions if they will be allocated to the Regular Account.

     C.    Top-Heavy  Vesting  Schedule.  (A  Top-Heavy  vesting  schedule  must
           -----------------------------
           be selected, even if the Employer is not currently Top-Heavy and does not foresee becoming Top-Heavy.)

           The value of a Participant's Regular Account (attributable to Employer contributions) shall become vested as determined by the number of completed years of Vesting Service (as defined in Item 18 of this Joinder Agreement) as follows:


COMPLETED YEARS OF VESTING SERVICE

                      1               2              3               4              5               6
                      -               -              -               -              -               -

     (   )            ----            ----           ----            ----           ----            ----

     ( x )            20%             40%            60%             80%            100%            100%
                                        (at            (at             (at            (at
                                        least          least           least          least
                                        20%)           40%)            60%)           80%)


     (   )            Full and immediate

D.       Select one of the following choices:

           |X| The Top-Heavy vesting schedule shall apply at all times.

           |_| The Top-Heavy vesting schedule shall apply in the first Plan Year that the Employer's Plan is Top-Heavy and every Plan Year thereafter, regardless of the Plan's Top-Heavy status.

           |_| The Top-Heavy vesting schedule shall apply in the Plan Years that the Employer's Plan is Top-Heavy and the non-Top-Heavy vesting schedule shall apply in the Plan Years that the Employer's Plan is not Top-Heavy.

     NOTE: If the third option is elected, any change in the vesting schedule, which occurs when the Employer's Plan ceases to be Top-Heavy, shall be subject to Section 5.08 of the Prototype Plan.


     If the original Effective Date of the Plan is prior to January 1, 1989, any vesting schedule in effect prior to that date shall continue to apply to a Participant unless and until he is credited with at least one Hour of Employment on or after the beginning of the 1989 Plan Year.

     A Participant shall in any event be 100% vested upon attaining Normal Retirement Age (as defined in Item 5(A)) while employed by the Employer, or upon attaining Early Retirement Age (if defined in Item 5(B)) while employed by the Employer, or upon retiring due to a Disability (if defined in Item 23), or upon death while employed by the Employer. Also, a Participant is always 100% vested in his Salary Savings Contributions, Qualified Nonelective Contributions, fail-safe contributions, nondeductible Employee contributions, rollover contributions, and direct transfers, if any.

     If the vesting schedule is less generous for any Participant than the schedule under the Prior Plan, Section 5.08 of the Prototype Plan shall apply.

7.   OPTIONAL FORMS OF PAYMENT  (Section 6.02, 6.04, 6.05, and 13.01 of the
         ----------------------------------
     Prototype Plan)

     Select A or B. Select C if desired. Complete D if applicable. Always complete E.


     A.  (   )    The Plan shall offer  annuities,  lump sums and  installments in accordance with Section 6.02. The rules regarding joint and survivor annuities and spousal consent in Sections
                  6.01, 6.02 and 6.09 shall apply to all amounts payable under the Plan.

     B.  ( x )    The Plan shall offer the following form(s) of payment as
                  provided in Section 13.01:

         |_| a lump sum payment.
         |X| A lump sum payment and installments. (Complete Item 7(C) below if desired.)

         Article XIII containing the provisions relating the "profit sharing exception" to the joint and survivor annuity rules shall apply to all amounts payable under the Plan. (See the following Item 7(D) for special rules if a previous option is eliminated.)

     C.  (   )    The provision of Section  6.05(e)  regarding  installment-type withdrawals  shall be available  under the Plan.  The
                  minimum withdrawal shall be        % of the Vested Account
                                             --------
                  Balance  determined as of termination of employment,  and
                  no more than               such withdrawals shall be permitted
                               --------------
                   in any Plan Year.

     D.  (   )    The election  made in A or B represents  an amendment of the previous optional forms of payment under the Plan and will result in the elimination of an optional form of benefit previously available under the plan. Previously, the following additional form(s) of payment was available under the Plan (specify):_______________________________________

                  -----------------------------------------------------------

                  -----------------------------------------------------------

                  Under Sections 8.01(e) and 9.10 of the Prototype Plan, the Plan must continue to make available any previous option with respect to amounts attributable to contributions made before the previous option was eliminated by amendment. Accordingly, the above prior options will be available with respect to any contributions made with respect to a Plan Year that began prior to (the date inserted cannot be earlier than the date of execution of the amendment that eliminated the prior options; if no date is inserted, then it is assumed that such date of execution applies). The joint and survivor annuity rules will continue to apply to prior accrued benefits if such an amendment eliminated annuity forms of payment.

     In any event, if the Vested Account Balance of a terminated Participant does not exceed $3,500, it will be automatically cashed out as provided in
     Section 6.08 of the Prototype Plan.


     E.   Distributions shall be made in (select one):

          ( x )  cash.

          (   ) cash or property,  as requested by the Participant and agreed to by the Trustee pursuant to Section 6.04(b) of the Prototype Plan.

8.   DEATH BENEFIT  (Section 6.09 or 13.03 of the Prototype Plan)
     -------------

     The death benefit under the Plan depends in part on whether the joint and survivor annuity rules in Section 6.01, 6.02 and 6.09 or the profit sharing exception rules in Article XIII are applicable. (Complete A if Item 7(A) of the Joinder Agreement is selected or if annuities were previously available.)



     A. Death Benefit with Respect to Any Amount to Which the Joint and Survivor Annuity Rules (Section 6.01, 6.02 and 6.09) Are Applicable. A death benefit in the form of a Qualified Preretirement Survivor Annuity shall be paid to surviving spouse of any married Participant who dies, by applying the following amount to purchase such an annuity (select 1 or 2):


          1.      (   )  50% of the Vested Account Balance.

          2.      (   )  100% of the Vested Account Balance.

          If option 1 is selected above, the other 50% of the Vested Account Balance is payable to the Participant's designated Beneficiary (who can, but need not, be the Participant's spouse). If no election is made, then it shall be deemed that option 1 was selected.

          In any event, a surviving spouse may elect payment in another form that is available under the Plan within a reasonable time after the Participant's death. Also, a spouse may consent (in writing, witnessed by a Plan representative or notary public) to the designation of a nonspouse beneficiary to receive the death benefit otherwise payable to the spouse.

     B. Death Benefit with Respect to Any Amount to Which the Joint and Survivor Annuity Rules Are Not Applicable Pursuant to the Article XIII Profit Sharing Exception Rules. With respect to any amounts subject to
          Article XIII, the surviving spouse of a married Participant is entitled to 100% of the Participant's Vested Account Balance payable in a lump sum, unless the surviving spouse has consented in writing (witnessed by a Plan representative or notary public) to the designation of a nonspouse Beneficiary by the Participant.

     Note on Beneficiary Designation: If the Participant is not married at date of death, then the entire Vested Account Balance is payable to his designated Beneficiary. If a Participant fails to designate a Beneficiary and has no surviving spouse, then the Plan provides that his descendants, per stirpes, receive any death benefit. If no descendants survive and the Participant makes no other designation, his estate is his Beneficiary.

9.   COMPENSATION (Section 1.01(e) of the Prototype Plan)
     ------------

     Compensation as defined in Section 1.01(e) of the Prototype Plan shall be subject to modifications specified in this Item 9, as indicated below, if any:

     A.  (   )  For all purposes under the Plan (except for purposes of the limitations contained in Article XI), Compensation shall include
                Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the
                Internal Revenue Code.


     B.  (   )  Since this Joinder  Agreement is adopted as an amendment of a
                Prior Plan for purposes of complying  with the Tax Reform Act of
                1986, the above definition shall only be effective for Plan
                Years beginning on or after, 19  . (The date  inserted  cannot be later than the first day of the first Plan Year after this
                  -------
                Joinder Agreement is signed by the Employer in order to comply with the Tax Reform Act of 1986.)


     C.           ( x )    Compensation shall exclude amounts paid to a
                           Participant prior to his  Participation  Date for
                           purposes of Article XIV (including   401(k)  and
                           401(m)   testing   and  the determination   of   the
                           actual   amount   of   any contribution   that  is
                           based on a percentage of Compensation) but not for purposes of Article XI or XII.

     D.           ( x )    Compensation  shall be modified  to include  employer
                           contributions made pursuant to a salary reduction agreement which are not includable in the gross in come of the employee under Section 125 and 401(a) 8 of the Internal Revenue Code and to exclude bonuses and commissions for purposes of allocating the following Employer contribution(s) in Item 11(B) of this Joinder Agreement.

                  |X|      Regular Contributions
                  |_|      Qualified Nonelective Contributions
                  |X|      Fail-Safe Contributions

     E.           ( x )    Compensation  shall be  modified  as follows:  For
                           the purpose of 401(k) and 401(m) testing, compensation shall include contributions made pursuant to a salary reduction agreement under
                           Section 125 and 401(a)8 of the Internal Revenue Code in addition to bonuses and commissions.

     In any event, a Participant's Compensation must be limited to $200,000 (as may be adjusted for cost-of-living increases) for any Plan Year beginning on or after January 1, 1989; and for this purpose the spouse and any lineal descendants under age 19 of a Participant who is a 5% owner or who is among the 10 highest paid Highly Compensated Employees are aggregated with that Participant and treated as a single Participant for purposes of this $200,000 limit. This paragraph is further subject to the Compensation limitations provided in Section 1.01(e) of the Prototype Plan.

10.  EMPLOYEE CONTRIBUTIONS (Section 3.02 and Article XIV of the Prototype Plan)
     ----------------------

     Complete A and B.

     A.   Salary Savings Contributions (pre-tax)

          Complete 1, 2 and 3.

          1.    Amount of Salary Savings Contributions.  Salary Savings
                ---------------------------------------
                Contributions by a Participant shall



                ( x ) be permitted in any whole percentage of his Compensation per payroll period as elected by the Participant up to a maximum of 15%.


                ( x ) be permitted in any dollar amount per payroll period as elected by the Participant up to a maximum of 15% of his Compensation.



                (   )  not be permitted.
                       ---



          2. Changes or New Elections. Each Participant (including Participants who elected to make no Salary Savings Contributions when first eligible to do so) may change the amount of Salary Savings Contributions previously elected as of the payroll period which begins coincident with or next following (select one):



                (   ) the first day of each Plan Year.



                (   ) the first day of each Plan Year and the date which is 6
                      months later.



                ( x ) the day following each Valuation Date as specified in
                      Item 14.


                (   ) (specify): ______________________________________________.

          3.    Revocations.  Each Participants may revoke his Salary Savings
                ------------
                Contributions as of the payroll period which begins coincident with or next following (select one):



                ( x ) the date he gives 10 days'  prior  written  notice  of the revocation to the Employer.



                (   )(specify): _______________________________________________.



     Any Participant who (1) terminates employment and is subsequently reemployed by the Employer, (2) changes employment status and later becomes an eligible Employee again, or (3) suspends Salary Savings Contributions because of a hardship withdrawal may commence Salary Savings Contributions as of his (1) date of reemployment as an Employee, (2) change in status, or
     (3) suspension expires, whichever is applicable, after completing a new election form as provided in Section 14.03(c) of the Prototype Plan.


     NOTE: For each Plan Year, Salary Savings Contributions made by Highly Compensated Employees (as defined in Section 1.01(n) of the Prototype Plan) must satisfy an Actual Deferral Percentage test under Section 401(k) of the Internal Revenue Code (as reflected in Article XIV of the Prototype Plan). Failure to return any excess contributions (determined under that test) to Highly Compensated Employees before the end of the Plan Year following the year with respect to which they were originally contributed may cause the Plan to lose its tax-qualified status.

     B.   Nondeductible Employee Contributions (after-tax)



          Nondeductible Employee Contributions shall



                  (   ) be permitted.

                  ( x ) not be permitted effective ______________________.
                        ---



          The provisions governing Nondeductible Employee Contributions are described in Section 3.02 of the Prototype Plan.

          NOTE: For each Plan Year, Nondeductible Employee Contributions (and any Matching Contributions) made by Highly Compensated Employees (as defined in Section 1.01(n) of the Prototype Plan) must satisfy a Contribution Percentage test under Section 401(m) of the Internal Revenue Code (as reflected in Article XIV of the Prototype Plan). Failure to return any excess aggregate contributions (determined under that test) to Highly Compensated Employees before the end of the Plan Year following the Plan Year with respect to which they were originally contributed may cause the Plan to lose its tax-qualified status.



11. EMPLOYER CONTRIBUTIONS AND ALLOCATION FORMULA (Section 3.01 and
    ---------------------------------------------
      4.03 of the Prototype Plan)

     Complete A. Complete B(4) if applicable. Complete C if Plan is integrated. Complete D if applicable. E applies to all plans.


     A. Determination of Amount of Annual Employer Contribution. For each Plan Year (ending on or after the Effective Date), the Employer shall contribute to the Trust Fund, subject to the limitations imposed in
         Article XI of the Prototype Plan, a discretionary amount determined by the Employer by the end of the Plan Year (or if the Plan Year coincides with the Employer's taxable year, by the due date, including extensions, for filing the Employer's federal income tax return for such year). Any contribution actually paid after the end of the Plan Year to which it relates should be designated in writing to have been made with respect to the prior Plan Year. In any event, the Employer contribution for each Plan Year shall at least be equal to an amount necessary to fund the following amounts (select one or more uses for such Employer contribution).

         1.  ( x )    Salary Savings  Contributions.  An amount equal to the
                      ------------------------------
                      amount of Salary Savings Contributions, if any, elected for such Plan Year by all eligible Employees in accordance with the preceding Item 10 of this Joinder
                      Agreement. (Note: Even though such amounts are designed under Item 10 entitled "Employee Contributions," they are treated as an Employer contribution for income tax deduction purposes and for certain other purposes as specified in the Prototype Plan.)

         2.  ( x )    Matching Contributions for Salary  Savings  Contributions.
                      ----------------------------------------------------------
                      An amount equal to a percentage  of certain  Salary
                      Savings Contributions made by eligible Employees, determined as follows (select one):

                      ( x ) 25% of Salary Savings Contributions for the Plan Year that are eligible to receive a matching contribution.

                      (   )  a  discretionary  percentage  of Salary  Savings
                             Contributions for the Plan Year that are eligible to receive a matching contribution, as determined by the Employer.

                      Maximum. If matching contributions are elected above, the following Salary Savings Contributions made on behalf of a Participant for a Plan Year shall be eligible for such matching contributions (select one):

                      (   )   All Salary Savings Contributions.

                      ( x ) Salary Savings Contributions not in excess of 5% of the Participant's Compensation for the Plan Year.

                      (   )   Salary Savings Contributions not in excess of
                              $           .
                               -----------

                      (   )   Matching Contributions for Nondeductible Employee
                              --------------------------------------------------
                              Contributions.  An amount equal to a percentage of
                              -------------
                              certain Nondeductible Employee Contributions made by eligible Employees, determined as follows
                              (select one):

                              (   )                  % of Nondeductible Employee
                                        -------------
                                        Contributions for the Plan Year that are eligible to receive a matching contribution.

                              (   )     a discretionary  percentage of
                                        Nondeductible Employee Contributions for the Plan Year that are eligible to receive a matching contribution, as determined by the Employer.

                              Maximum. If matching contributions are elected above, the following Nondeductible Employee Contributions made by a Participant for a Plan Year shall be eligible for such matching contributions (select one):

                              (   )    All Nondeductible Employee Contributions.

                              (   )    Nondeductible   Employee  Contributions
                                       not  in  excess  of  ________%  of  the
                                       Participant's Compensation for the Plan
                                       Year.

                              (   )    Nondeductible Employee Contributions not
                                       in excess of $_____________.

         3.   (   )   Regular Contributions.  An amount determined by the
                      ----------------------
                      Employer in the manner indicated below (select one):

                      (   )   Discretionary  Contributions.  The  amount
                              -----------------------------
                              determined  by the  Employer  for each  Plan Year.
                              Note: A discretionary contribution may be allocated on an integrated basis if so indicated in Item 11(B)(3).

                      (   )   Non-integrated Formula.         % of the
                              ----------------------- --------
                              Compensation of all Participants for such Plan Year who are entitled to share in the allocation of Employer contributions as specified in Item 11(B)(3).

                      (   )   Integrated Formula.    % of the Compensation of
                              ------------------- ---
                              each Participant for such Plan Year, plus        %
                                                                       --------
                              of each Participant's Compensation in excess of th
                              Taxable  Wage  Base (as  defined  in Item  11(C)),
                              taking into account only Participants  entitled to
                              share in the allocation of Employer  contributions
                              as  specified   in  Item   11(B)(3).   Note:   The
                              percentage  amount  inserted  in the second  blank
                              cannot  exceed  the  lesser  of the  amount in the
                              first  blank  or  5.7%  (or  such  lesser   Excess
                              Percentage  determined  in  accordance  with  Item
                              11(C) if the  Taxable  Wage  Base is less than the
                              maximum that can be  specified in Item  11(C)(1)).
                              Any   amounts   contributed   pursuant   to   this
                              integrated formula may not be taken into account for purposes of the tests under Sections 401(k) and 401(m) of the Internal Revenue Code described in Sections 14.04 and 14.05 or the Prototype Plan.

         4.  (   )    Qualified Nonelective Contributions.  An amount equal to
                      ------------------------------------
                              % of the  Compensation  (as  elected  in Item 9
                      ---------
                      of this Joinder Agreement, but disregarding any amounts paid prior to the Participation Date) of each Participant who is eligible for qualified nonelective contributions; any such amount shall be 100% vested when made notwithstanding any election of another vesting schedule in Item 6 of this Joinder Agreement.

         5.  ( x )    Fail-Safe  Contributions.  That  percentage,  if any, as
                      -------------------------
                      designated by the Employer by the due date of its tax return, including extensions, for the taxable year in which the Employer contributions for the Plan Year will be deducted, of the Compensation of each Participant who is eligible for fail-safe contributions.

         For Plan Years beginning on or after January 1, 1986, Employer contributions may be made without regard to Net Profits.

     B.  Allocation of Annual Employer Contributions.
         --------------------------------------------

         1.   Salary Savings  Contributions.  For each Plan Year, Salary Savings
              ------------------------------
              Contributions shall be allocated among the Salary Savings Accounts of those Participants who made Salary Savings Contributions in accordance with their elections for the Plan Year.

         2.   Matching  Contributions.   Any  matching  contributions  shall  be
              allocated to the |X| Regular Accounts |_| Fail-Safe Accounts (select Fail-Safe Accounts if matching contributions are 100% vested and the Regular Account is subject to a vesting schedule) of those Participants who are eligible to share in the allocation of matching contributions.

              ( x )   Participants  who made any Salary  Savings  Contributions
                                                 ------------------------------
                      during the Plan Year shall be entitled to share in the allocation of matching contributions in proportion to the Salary Savings Contributions for the Plan Year of each such Participant as follows (select one or more):

                      ( x ) Any Participant (including a former Employee) who received any Compensation during the Plan Year, regardless of how many Hours of Employment
                                    ------------------------------------------
                              he was credited with.
                              ---------------------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with more than 500 Hours of
                                                    ----------------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with 1,000 or more Hours of
                                                    ----------------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant who is employed on the last day of
                              the Plan Year.

                      (   )    Participants who made any Nondeductible Employee
                                                         -----------------------
                               Contributions
                               -------------
                  during the Plan Year shall be entitled to share in the allocation of matching contributions in proportion to the Nondeductible Employee Contributions for the Plan Year of each such Participant as follows (select one or more):

                      (   )   Any  Participant  (including  a former  Employee)
                              who received  any  Compensation  during the Plan
                              Year, regardless of how many Hours of Employment
                                    ------------------------------------------
                              he was credited with.
                              ---------------------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with more than 500 Hours of
                                                    ----------------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with 1,000 or more Hours of
                                                    ----------------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant who is employed on the last day of
                              the Plan Year.

     NOTE:        Participants  who are entitled to a Terminal Allocation may be entitled to the allocation of matching contributions (see Item 13 of this Joinder Agreement).


     3. Regular Employer Contributions. Any regular contributions shall be allocated among the Regular Accounts of those Participants who were employed by the Employer during the Plan Year and who are entitled to share in the allocation in proportion to the Compensation for the Plan Year of each such Participant as follows (select one or more):

                      (   )   Any  Participant  (including  a former  Employee)
                              who received  any  Compensation  during the Plan
                              Year, regardless of how many Hours of Employment
                                    ------------------------------------------
                              he was credited with.
                              ---------------------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with more than 500 Hours of
                                                              ------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant  (including a former Employee) who
                              received any Compensation during the Plan Year and
                              who was credited with 1,000 or more Hours of
                                                    ----------------------
                              Employment for such Plan Year.
                              ----------

                      (   )   Any Participant who is employed on the last day of
                              the Plan Year.

     NOTE: Participants who are entitled to a Terminal Allocation may be entitled to share in the allocation of regular contributions (see Item 13 of this Joinder Agreement).


         Regular contributions shall be allocated as follows (select one):

                      (   )   Non-integrated  allocation:  For  contribution
                              ---------------------------
                              formulas intended to be allocated on a non-integrated basis, the annual contribution shall be allocated in proportion to the Compensation for the Plan Year of each Participant entitled to share in the allocation. (See Item 9(C) of the Joinder Agreement for whether pre-Participation
                              Date Compensation is counted for this purpose.)

                      (   )   Integrated  allocation:  For a  discretionary
                              -----------------------
                              contribution intended to be allocated on an integrated basis, the amount allocated to the Regular Account of each such Participant shall equal the sum of (a) and (b), as follows:

                              a.    each such  Participant's  Integrated
                                    Contribution  Amount (as defined in Item
                                    11(C) below) (or a pro rata portion thereof if the total contribution is less than the sum of all Participant's Integrated Contribution Amounts); and

                              b. a pro rata share of any discretionary contribution amount remaining after each such Participant's Integrated Contribution Amount is so allocated, with the pro rata share being based on each such Participant's Compensation for the Plan Year.

     4. Qualified Nonelective Contributions. Any Qualified Nonelective Contributions shall be allocated to the |_| Fail-Safe Accounts |_| Regular Accounts (select Regular Accounts if the Regular Accounts provide for 100% vesting) for any Participant who was eligible to make Salary Savings Contributions for the Plan Year in proportion to the Compensation for the Plan Year of each such Participant.
              NOTE: Participants who are entitled to receive a Terminal Allocation may be entitled to share in the allocation of qualified nonelective contributions (see Item 13 of this Joinder Agreement).

     5. Fail-Safe Contributions. Any Fail-Safe Contributions shall be allocated to the Fail-Safe Account of each Participant who is employed by the Employer on the last day of the Plan Year and who is a Non-Highly Compensated Employee (as defined in Section 14.02(1) of the Prototype Plan) for the Plan Year in proportion to the Compensation for the Plan Year of each such Participant. NOTE:
              Participants who are entitled to receive a Terminal Allocation may be entitled to share in the allocation of fail-safe contributions (see Item 13 of this Joinder Agreement).

 C.  Definitions and Special Rules for Integrated Plans.
     ---------------------------------------------------
     (C must be completed if Plan is integrated.)

     1.      "Taxable Wage Base" means, with respect to each Plan Year:

                  (   ) Maximum.  The maximum  amount of earnings which may be
                        considered   wages  under  Section   3121(a)(1)  of  the
                        Internal Revenue Code for the calendar year ending within or coincident with such Plan Year.

                  (   ) Lesser Amount.  A lesser amount determined as follows
                        --------------
                        (specify):
                        -------------------------------------------------------

                        -------------------------------------------------------

         2. "Excess Percentage" shall mean 5.7% (or such lesser amount specified by the Employer prior to the end of the Plan Year) if the maximum Taxable Wage Base is specified above. If a lesser amount is elected above for the Taxable Wage Base, then the "Excess Percentage" shall mean the amount indicated below based on what percentage of the maximum Taxable Wage Base is actually used pursuant to the above election, as follows:

                  a. If the Taxable Wage Base elected above is less than the greater of $10,000 or 20% of the maximum Taxable Wage Base for such Plan Year, then the Excess Percentage for such Plan Year shall be 5.7% (or such lesser amount specified by the Employer prior to the end of the Plan Year).

                  b. If the Taxable Wage Base elected above is at least the greater of $10,000 or 20% of the maximum Taxable Wage Base for such Plan Year, but is not more than 80% of the maximum Taxable Wage Base for such Plan Year, then the Excess Percentage for such Plan Year shall be 4.3% (or such lesser amount specified by the Employer prior to the end of the Plan Year).

                  c. If the Taxable Wage Base elected above is more than 80% of the maximum Taxable Wage Base for such Plan Year but is less than the maximum Taxable Wage Base for such Plan Year, then the Excess Percentage for such Plan Year shall be 5.4% (or such lesser amount specified by the Employer prior to the end of the Plan Year).

         3. "Integrated Contribution Amount" shall mean, for purposes of the preceding Item 11(B)(4), with respect to any Participant for a Plan Year, the sum of (a) the product of his Compensation up to the Taxable Wage Base for such Plan Year multiplied by the Excess Percentage for such Plan Year, plus
                  (b) the product of his Compensation in excess of the Taxable Wage Base for such Plan Year multiplied by two times the Excess Percentage for such Plan Year.

     D. Top-Heavy Minimum Contributions. If the Employer is required to make a minimum top-heavy contribution as provided in Section 12.03 of the Prototype Plan and the Employer maintains more than one defined contribution plan (including a Paired Plan), then the contributions from all such plans shall be aggregated for purposes of Section 12.03 and any required minimum contribution shall be made first under the Employees' Pension plan. (Indicate which plan; if no plan is indicated, any required minimum contribution will be made in this Prototype Plan or split equally between Paired Plans.)

         If the Employer's Plan is Top-Heavy and it maintains one or more defined benefit plans, the top-heavy minimum contribution requirement shall be met by providing a 5% minimum contribution in this Plan, unless otherwise specified as follows: Defined Benefit Plan.

     E. Discontinuance or Suspension of Contributions. The Employer shall have the right in its sole and final discretion to discontinue completely or suspend temporarily for a definite or indefinite period its contributions under the Prototype Plan at any time or from time to time (subject to any required top-heavy contributions), but such suspension should be indicated by executing a new Joinder Agreement prior to the end of the affected Plan Year if a stated rate of contributions is specified above. Upon complete discontinuance of Employer contributions, the rights of Participants shall be 100% vested to the extent provided in Section 8.03(b) of the Prototype Plan.

12. FORFEITURES (Sections 4.04, 4.10, 5.04 and 6.08 of the Prototype Plan)
    -----------

     Complete A and B unless 100% immediate vesting for all Accounts.
     A. Any amounts attributable to Employer contributions that are not vested in accordance with the schedule specified in Item 6 of this Joinder Agreement at the date that a Participant terminates employment with the Employer shall be transferred to a Forfeiture Suspense Account. Any such amounts shall be forfeited:

         ( x ) When the Participant receives (or is deemed to receive) his entire vested interest in the Plan or the date when he incurs 5 consecutive 1-year Breaks in Service, whichever occurs earlier.

         (   )  When the Participant  incurs 5 consecutive  1-year Breaks in
                Service. (Section 5.04(b) of the Prototype Plan shall be disregarded.)

     B. Any forfeitures arising during a Plan Year, as specified above (or in accordance with Section 4.10 of the Prototype Plan regarding unclaimed benefits) shall be used as follows:

         (   )  Forfeitures  shall be reallocated to the Regular  Accounts of all active Participants employed on the last day of the Plan Year and of all Participants who are entitled to a Terminal Allocation of forfeitures in proportion to their Compensation for the Plan Year. See Item 9(C) of the
                Joinder  Agreement  for  whether  pre-Participation  Date
                Compensation is counted.

         ( x ) Forfeitures for any Plan Year shall be used as soon as possible to reduce future Employer contributions.

         (   )  Allocated in the same manner as if it were a regular
                contribution in the Plan. (This choice will only be available if the Employer chose the integrated allocation formula in Item
                11(B)(4) above.)

13. TERMINAL ALLOCATIONS (Sections 1.01(dd) and 4.03 of the Prototype Plan)
    --------------------

      Each Participant who made any Salary Savings Contributions for a Plan Year shall receive an allocation thereof. Terminal Allocations of any other Employer contributions (and forfeitures, if applicable)

           |_|    shall not be made.
                  ------------------

           |X| shall be made as follows (indicate A and/or B, or C, from the list of alternatives below beside each type of Employer contributions. "N/A" may be inserted if a particular type of contribution is not available under the Plan):

                  Matching Contributions for Salary Savings Contributions:  A
                  -------------------------------------------------------- ---
                  Matching Contributions for Nondeductible
                  ----------------------------------------                 ---
                  Employee Contributions:
                  -----------------------                                  ---
                  Fail-Safe Contributions:                                  A
                  ------------------------                                 ---
                  Regular Contributions:
                  ----------------------                                   ---

                  Qualified Nonelective Contributions:

           Alternatives for Terminal Allocations of a particular type of Employer contribution as specified above:

                  A. Any Participant whose  employment is terminated for reasons of retirement, death,  or Disability  before the end of the
                        ----------  -----      ----------
                     Plan Year.

                  B. Any  Participant  whose  employment is  terminated  for any reason before the end of the Plan Year if he was credited with at least 1,000 Hours of Employment for such Plan Year.
                     ---------------------------------------

                  C. Any  Participant  (including  a  former  Employee)  who received any Compensation during the Plan Year and who was credited with more than 500 Hours of Employment for such Plan Year.

           NOTE: A Participant who terminates employment with a 0% vested interest in his Regular Account will not be eligible to receive a Terminal Allocation.

14. VALUATION DATES AND ALLOCATION OF GAIN OR LOSS
    ----------------------------------------------
    (Sections 1.01(ff) and 4.02 of the Prototype Plan)

    Complete A.

    A. Valuation  Date.  Valuation Date shall mean the last day of each Plan
       ----------------
       Year and any additional  dates specified by the Employer as follows:
       3/31, 6/30 and 9/30.  (insert additional Valuation Date(s) or "none").

    B. Method for  Allocating  Gain or Loss.  Allocation of gain or loss to all
       -------------------------------------
       Participant Accounts shall be based on the account balance as of the immediately preceding Valuation Date with such appropriate adjustments as directed by the Employer.

15. ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS
    -------------------------------------------
     (Section 3.03 and 3.04 of the Prototype Plan)

     Rollover Contributions.  (Select A, B, or C.)
     -----------------------

     A.  (   )   Only Employees participating in the Plan shall be permitted to make rollover contributions

     B.  ( x )   Any Employee may make rollover contributions,  even if he has not yet met the eligibility requirements, as specified in Item 4 of this Joinder Agreement.

     C.  (   )   Rollover contributions are not permitted.
                                            ---

      NOTE: Rollover contributions must be made within 60 days after the Employee receives a distribution qualifying for rollover.

      Direct Transfers.  (Select D, E, or F.)
      -----------------

      D.  (   )   Only Employees participating in the Plan are permitted to make direct transfer.

      E.  ( x )   Any Employee may make a direct  transfer,  even if he has not yet met the eligibility  requirements,  as specified in
                  Item 4 of this Joinder Agreement.

      F.  (   )   Direct transfers are not permitted.
                                       ---

16. HOURS OF EMPLOYMENT  (Section 1.01(o) of the Prototype Plan)
    -------------------

    Hours of Employment shall be determined under the Plan on the basis of the method selected below. (Select one method.)

         ( x ) On the basis of actual hours for which an employee is paid or entitled to payment.

         (   )    On the basis of days worked:
                                  ----
                        An  employee   shall  be  credited   with  10  Hours  of
                        Employment if under Section 1.01(o) of the Prototype Plan such employee would be credited with at least one Hour of Employment during the day.

         (   )    On the basis of weeks worked:
                                  -----
                        An  employee   shall  be  credited   with  45  Hours  of
                        Employment if under Section 1.01(o) of the Prototype Plan such employee would be credited with at least one Hour of Employment during the week.

         (   )    On the basis of semi-monthly payroll periods:
                                  -----------------------------
                        An  employee   shall  be  credited   with  95  Hours  of
                        Employment if under Section 1.01(o) of the Prototype Plan such employee would be credited with at least one Hour of Employment during the semi-monthly payroll period.

         (   )    On the basis of months worked:
                                  ------
                        An  employee   shall  be  credited  with  190  Hours  of
                        Employment if under Section 1.01(o) of the Prototype Plan such employee would be credited with at least one Hour of Employment during the month.

17. ELIGIBILITY SERVICE (Sections 1.01(bb) and 2.02(c) of the Prototype Plan)
    -------------------

      A year of Eligibility Service is credited to a Participant at the end of each computation period in which the Participant is credited with at least 1,000 Hours of Employment. The first computation period used to credit Eligibility Service shall be the 12 consecutive month period beginning on his date of employment.

      Complete A and B.  Complete C, if applicable.

      A. The second and all succeeding computation periods used to credit Eligibility Service shall be:

          ( x ) the Plan Year.

          (   )  the 12 consecutive month period beginning with each anniversary date of employment.

      B.  (   )  The Rule of Parity shall not apply to  Eligibility  Service.
                                    ---------
                 This means that if a former  employee is  reemployed by

                 the Employer after incurring a Break in Service,  he shall, in all cases,  receive credit upon his  reemployment  for
                 ------------
                 his Eligibility Service earned prior to such Break in Service.

          (   )  A Pre-1985  Rule of Parity shall apply to Eligibility  Service.
                                            -----
                 This means  pre-1985  Eligibility  Service will be

                 disregarded under the prior rules and a Rule of Parity will not
                                                                             ---
                 apply thereafter. (Optional only for a Plan whose original effective date is before January 1, 1985)

          ( x )  A Pre- and Post-1985  Rule of Parity shall apply to Eligibility
                                                      -----
                 Service.  This allows a plan to disregard  pre-1985

                 Eligibility Service under prior rules (if the Plan was in effect) and to disregard any subsequent Eligibility Service under the new 5 consecutive break-in-service rule. (Optional for any Plan)

       C. Service with Union County National Bank of Liberty, First United Bank, Randolph County Bank, Pendleton Banking Company, and First Merchants Bank shall be considered Service with the Employer for purposes of determining Eligibility Service.
           (Optional for any Plan)

18. VESTING SERVICE  (Section 1.01(bb) of the Prototype Plan)
    ---------------

      A year of Vesting Service is credited to a Participant for each Plan Year of employment in which the Participant is credited with at least 1,000 Hours of Employment, subject to the following rules:

      Select one choice under A. Complete other applicable items.

      A.  (   )   The Rule of Parity shall not apply to Vesting Service.  This
                                     ---------
                  means that If a  former   employee  is  reemployed  by  the
                  Employer after incurring a Break in Service, he shall, in all cases, receive credit upon his reemployment for his Vesting
                  Service earned prior to such Break in Service.

          (   )   A Pre-1985 Rule of Parity shall apply to Vesting Service.
                                            -----
                  This means pre-1985 Vesting Service will be disregarded under the prior rules and a Rule of Parity will not apply thereafter. (Optional only for a Plan whose original effective date is before January 1, 1985)

          ( x )   A Pre- and  Post-1985  Rule of Parity  shall  apply to Vesting
                                                         -----
                  Service.  This  allows a plan to  disregard  pre-1985
                  Vesting Service under prior rules (if the Plan was in effect) and to disregard any subsequent Vesting Service under the new
                  5 consecutive break-in-service rule.  (Optional for any Plan)


       B. If the Plan was established prior to the effective date of ERISA, then Participant's employment with the Employer which occurred prior to incurring a pre-ERISA break in service |_| shall |_| shall not be considered for the purpose of determining his Vesting Service. (Required for a pre-1975 Plan with an original Effective Date prior to 1976)

       C. Service with Union County National Bank of Liberty, First United Bank, Randolph County Bank, Pendleton Banking Company & First Merchants Bank (insert name of predecessor employer if desired) shall be considered Service with the Employer for purposes of determining Vesting Service. (Optional for any Plan)

       D. Service prior to (insert any date that is not later than the Plan's original Effective Date, provided that this restriction has always been in the Plan) shall not be counted as Vesting Service under the Plan. (Optional for any Plan)

       E. A Participant's employment for any period of time during which the Employer did not maintain this Prototype Plan or a predecessor plan |X| shall |_| shall not be considered for the purpose of determining his Vesting Service. Exclusion of service under this paragraph may require demonstration of nondiscrimination by a turn over test.

       F. Vesting Service earned before the Participant attained age 18 (not more than age 18) shall be disregarded in determining his vested percentage. Any Vesting Service disregarded prior to age 22 during Plan Years beginning on or before January 1, 1985, may continue to be disregarded. Exclusion of service under this paragraph may require demonstration of nondiscrimination by a turn over test.

19. LIFE INSURANCE  (Section 4.06 of the Prototype Plan)
    --------------

      Select A or B.

      A.  (   ) The Employer elects to make the purchase of individual contracts of life insurance available to Participants, subject to the overall limits set forth in Section 4.06 of the Prototype Plan.

      B. ( x ) The Employer elects not to make the purchase of individual contracts of life insurance available to Participants.


      In the case of an Owner Employee or Partner Employee, contributions which are allocable to life, accident, health or other insurance premiums may not be deductible.

      If insurance is purchased under the Plan, then the Employer should instruct the Trustee regarding how insurance premiums are to be charged against the Participant's account balance and how the allocation of gain or loss to such account should be adjusted. If a Participant has life insurance in the Plan, the Participant may take the life insurance as part of his distribution (with spousal consent required if Section 6.02 of the Prototype Plan applies).

20. LOANS  (Section 4.08 of the Prototype Plan)
    -----

      Select A or B.

      A.  (   )   Employees  participating  in the Plan shall be  permitted to apply for loans in  accordance  with Section 4.08 of the
                  Prototype Plan.  The maximum number of loans that any
                  Participant may have outstanding at any time shall be ----- .
                  The minimum amount of a loan shall be $            (insert
                                                         -----------
                  any  desired  minimum  equal to or less than  $1,000).
                  Loans shall be treated as

                  |_|      a segregated portion of the Participant's Account(s).

                  |_|      a general asset of the Trust Fund.

      B.  ( x )   Employees participating in the Plan shall not be permitted to
                                                      ---------
                  apply for loans.

      NOTE: Loans cannot be permitted by the Employer to a Participant in the Plan who is an Owner Employee or if the Employer is an electing S corporation to a Participant who owns more than 5% of the Employer's outstanding stock.

21. HARDSHIP WITHDRAWALS  (Section 14.07 of the Prototype Plan)
    --------------------

      Hardship withdrawals |_| shall not |X| shall be permitted in accordance with Section 14.07 of the Prototype Plan and the following election(s) in this Joinder Agreement. Also note that if loans are permitted in Item 20 of this Joinder Agreement, the maximum number of loans permitted must be exhausted before a hardship withdrawal can be permitted.

      If hardship withdrawals are permitted, then they shall only be available from the following Account(s) (may choose both), and the amount available from those Accounts may be further limited or not available at all as provided in Section 14.07 of the Prototype Plan:

                  ( x )    Salary Savings Account

                  (   )    vested portion of Regular Account

22. INVESTMENT OPTIONS  (Section 7.03 of the Prototype Plan)
    ------------------

      Select A or B.

      A.  (   )   Employees participating in the Plan shall not be permitted to
                                                      ---------
                  direct investment of their Account(s).

      B.  ( x )   Employees  participating  in the Plan shall be permitted to
                                                        -----
                  direct investment of their Account(s) as follows (select one or both):

                      (   )  All  Participants who are within 5 years of  Normal
                             Retirement  Age as  specified  in Item 5(A) of this
                             Joinder  Agreement  (whether or not they are still
                             employed by the Employer)  shall be permitted to
                             direct investment of all their Accounts in any
                                                  ---
                             special investment fund made available to them in accordance with rules adopted by the Employer.

                      ( x ) All Participants shall be permitted to direct investment of the following Account(s) among the investment funds made available to them in accordance with rules adopted by the Employer of the following Account(s) (select one or more if this item is applicable):

                                     ( x )  Salary Savings Account

                                     (   )  Nondeductible Employee Contribution
                                            Account

                                     ( x )  Regular Account

                                     ( x )  Rollover Account

                                     ( x )  Direct Transfer Account

                                     ( x )  Fail-Safe Account

23. DISABILITY  (Section 1.01(f) of the Prototype Plan)
    ----------

      Complete A and B.

    A. Definition of Disability (select one, if desired)
       ------------------------

             1.  (   )  "Disability"  means a disability as determined for
                        purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such Act.

             2.  ( x )  "Disability" means a disability  determined on the basis of medical evidence satisfactory to the Employer which prevents the Participant from performing the ordinary functions of this regular employment or occupation with the Employer.

             3.  (   )  "Disability" has no meaning under the Prototype Plan.

    B. Continued Payments to Non-Highly Compensated Participants Who Are Disabled Under Social Security Definition
       -----------------------------------------

          If a Social Security definition of Disability is used under the Plan by electing A(1) above, then the Employer |_| shall |_| shall not continue to make contributions on behalf of a non-highly compensated disabled Participant for each Plan Year that the Participant is still disabled and under the age of years. (If this sentence is not completed, then no such contributions shall be made.)

24. LIMITATIONS ON ALLOCATIONS  (Section 11.02, 11.03, 11.04 and 12.05 of the
    --------------------------
      Prototype Plan)

      (If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is or was a participant or could possibly become a participant, the Employer must complete the appropriate parts of this Item 24. The Employer must also complete this Item 24 if it maintains a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, or an individual medical account, as defined in
      Section 415(1)(2) of the Internal Revenue Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan.)

      A. If the Participant is covered by another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan (Section 11.03 of the Prototype Plan):

         (   ) The provisions of Section 11.02(d), (e) and (f) of the Prototype
               Plan regarding the treatment of amounts in excess of the Annual Addition limits shall apply as if the other plan were a Master or Prototype Plan. (The preceding sentence shall apply if no method is indicated in the following sentence.)

         (   ) Excess amounts shall be disposed of as follows:
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               (Provide the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount and will properly reduce any Excess Amount, without any Employer discretion.)

      B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer (or by certain predecessor employers), the Combined Plan Limitation described in Section
              11.04 of the Prototype Plan shall be met as follows (Section 11.04 of the Prototype Plan): reduction in the Participant's benefits under the Defined Benefit Plan.

      C. If the Employer maintains both defined contribution and defined benefit plans and the Employer wants to use 125% in the denominator of the Defined Benefit Fraction and Defined Contribution Fraction in calculating the benefit limitations of
              Section 11.04 of the Prototype Plan when the plans are Top-Heavy, then the minimum allocation referred to in Item 11(D) of this Joinder Agreement must comply with Section 12.05 of the Prototype Plan.

25. PROVISIONS RELATING TO PRIOR PLAN  (Section 9.10 of the Prototype Plan)
    ---------------------------------

      Complete this Item 25 only if the Employer's execution of this Joinder Agreement constitutes an amendment of some Prior Plan, including a prior joinder agreement for this Prototype Plan.

             ( x )   The   computation  of  Vesting  Service  under  Section
                     1.01(bb) of the Prototype Plan is at least as generous for all Participants as the Prior Plan, and Section 9.10(b) shall not be applicable to the Employer's Plan created by adopting this Prototype Plan.

             (   )   Because of a difference  in  computation  periods or some
                     other  difference in  determining  Service under such Prior
                     Plan, Section 9.10(b) shall be applicable to the Employer's
                     Plan created by adopting this Prototype Plan.

      If the Limitation Year is changed, special rules may apply as set forth in Sections 9.10(b) and 11.05(i) of the Prototype Plan. Also, see Item 7 of the Joinder Agreement results in the elimination of an optional form of payment.

26. AGENT FOR SERVICE OF LEGAL PROCESS

    The agent for service of legal process with respect to the Employer's Plan shall be:

      Name:                First Merchants Corporation

      Address:             200 East Jackson Street
                           Muncie, IN  47305-2814

      Telephone:           (765) 747-1500

27. PLAN ADMINISTRATOR

    The Employer's plan administrator (who is authorized to issue instructions to the Trustee) shall be:

      Name:                First Merchants Corporation

      Address:             200 East Jackson Street
                           Muncie, IN  47305-2814

      Telephone:           (765) 747-1500

28. TRUSTEE

      The Trustee shall be:

      Name:                First Merchants Bank, N.A.

      Address:             200 East Jackson Street
                           Muncie, IN  47305-2814

      Telephone:           (765) 747-1339

29. DOMESTIC RELATIONS ORDERS  (Section 9.14 of the Prototype Plan)
    -------------------------

      Payment to an alternate payee pursuant to a Qualified Domestic Relations Order may be made (select one):

           ( x ) only after the Employer determines the order to be qualified and after the Participant has attained Earliest Retirement Age (as defined in Section 9.14(e) of the Prototype
                  Plan). This means that payment cannot be made to an alternate payee until after the Participant either has terminated employment or has attained age 50.

           (   )  at any date after the order is determined  to be  qualified, even though the Participant is still employed by the Employer and has not yet attained age 50. However, the alternate payee's written consent to the payment is required if the amount payable exceeds $3,500 and is to be paid while the Participant is still employed by the Employer and under age 50. Any such consent must be witnessed by a Plan representative or a notary public.


DISCLAIMER AND WARNING

         This Joinder Agreement and the Prototype Plan are furnished for the consideration of the Employer and its legal and financial advisors. The Sponsor advises the Employer to consult with its own attorney and financial advisors on the legal and tax implications of this Prototype Plan and Joinder Agreement. Nothing herein should be construed as constituting legal or tax advise.


         Failure to fill out the Joinder Agreement properly may result in the disqualification of the Plan. The Sponsor disclaims any responsibility for any adverse consequences that may arise due to the Employer's failure to properly complete the Joinder Agreement.

         The execution of this Joinder Agreement incorporates the provisions set forth above in First Merchants Bank, N.A. Prototype Plan and Trust Agreement, and supersedes any Joinder Agreement previously in effect with respect to this Employer.

                         FIRST MERCHANTS CORPORATION OF
                                 MUNCIE, INDIANA



Dated: 12/31/98                  By /s/Stefan S. Anderson, Chairman
       --------                    --------------------------------
                                              "Employer"

ATTEST:

/s/Sheilah M. Doyle
-------------------

       First Merchants Bank, N.A., Indiana, as Trustee, hereby accepts the Trust created herein.

                                            FIRST MERCHANTS BANK, N.A.

                                            By /s/L. I. Villegas, Vice President
                                               ---------------------------------
                                                          "Trustee"

ATTEST:

/s/ Mary Terhune
----------------

                           SPECIAL INSTRUCTIONS ABOUT

SUBMISSION TO INTERNAL REVENUE SERVICE

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate key district officer for a determination letter.


When submitting this Joinder Agreement to the appropriate Internal Revenue Service Key District Director for a determination letter, the Employer must include the adoption agreement for all its qualified master and prototype defined contribution and defined benefit plans, and a copy of the Section 415 provisions in any individually-designed qualified defined contribution or defined benefit plan.


ADDITIONAL INFORMATION ABOUT THE PROTOTYPE PLAN

     1. This Joinder Agreement may only be used in conjunction with basic plan document #01.

     2. This Joinder Agreement and the accompanying Prototype Plan may only be used by an adopting employer with the consent of the Sponsor. Any questions about the Plan may be directed to the Sponsor at the following address or telephone number:

                                    First Merchants Bank, N.A.
                                    200 East Jackson Street
                                    Muncie, IN  47305-2814
                                    Telephone: (765) 747-1339

              The above information can be updated from time to time by revising the above and providing notice to any current adopting Employer.

     3. The Sponsor will notify any Employer (that it has accepted as an adopting Employer of the Prototype Plan) of any amendments that the Sponsor may adopt with regard to the Plan or of its discontinuance or abandonment of the Prototype Plan.

     4. Any alteration or addition of choices available in this Joinder Agreement may result in an Employer's Plan being treated by the Internal Revenue Service as an individually designed plan that should seek a determination letter on Form 5301.

     5. The Sponsor is using this Joinder Agreement and the accompanying Prototype Plan for its adopting employers with the permission of McCready and Keene, Inc. (Actuaries and Employee Benefit Consultants), P.O. Box 50460, Indianapolis,
              Indiana 46250. The format of this Joinder Agreement and the accompanying Prototype Plan may not be used by any other sponsoring organization without the written permission of McCready and Keene, Inc. McCready and Keene, Inc., has submitted this plan for IRS approval in conjunction with the IRS Mass Submitter Program pursuant to Rev. Proc. 89-9.
              McCready and Keene, Inc., shall have no further responsibility with regard to this Joinder Agreement after it makes any changes required by the IRS in connection with such submission.

                           FIRST MERCHANTS CORPORATION

                             RETIREMENT SAVINGS PLAN


                            SUMMARY PLAN DESCRIPTION




                                  INTRODUCTION

         First Merchants Corporation (the "employer") maintains the First Merchants Corporation Retirement Savings Plan (the "plan") for the purpose of providing you with retirement benefits. (This plan is in addition to the employer's defined benefit pension plan.) The purpose of this document is to acquaint you with the provisions of the plan and to advise you of your rights as a participant under the plan.

         The actual plan document is a detailed legal document, written in accordance with federal law. Should this summary of the plan differ in any way from the provisions of the plan, the terms of the plan document, and not this summary, will govern.


         This summary of the plan is based on the plan as restated effective January 1, 1998. On August 8, 2000, the Board of Directors voted to add an additional investment option of employer common stock to the plan's menu of investment options This Summary Plan Description generally only applies to those participants employed on or after January 1, 2001. However, if you quit before January 1, 2001, and still have a vested account balance in this plan, the payment of your account balance will be governed by the terms of this Summary Plan Description.

         All references to "employer" shall include any adopting employer noted on page 4, unless specifically indicated otherwise.

                                TABLE OF CONTENTS




Introduction                                                   2

Table of Contents                                              3

Important Information                                          4

Participation                                                  6

Your Contributions                                             6

The Employer's Contributions                                   8

Your Accounts and Plan Accounting                              9

Vesting Rules                                                 11

Distributions                                                 12

Loans and Withdrawals                                         13

Miscellaneous                                                 14

Claims Procedure                                              15

ERISA Rights                                                  16

                              IMPORTANT INFORMATION

Sponsoring Employer:       First Merchants Corporation
                           200 East Jackson Street
                           Muncie, Indiana  47305-2814
                           EIN:    35-1544218
                           Phone:  765.747.1500

Adopting Employers:        First Merchants Bank, N.A.
                           200 East Jackson Street
                           Muncie, Indiana 47305-2814 EIN: 35-0508403

                           First United Bank
                           790 Mill Street
                           Middletown,    Indiana    47356-9302
                           EIN:    35-0303750

                           Randolph County Bank
                           Post Office Box 67
                           Winchester, Indiana  47394-0067
                           EIN:  35-0600850

                           Union County  National  Bank of Liberty Post
                           Office Box 217 Liberty,  Indiana  47352-0217
                           EIN:  35-1721690

                           Madison Community Bank
                           Post Office Box 1368
                           Anderson, Indiana  46015-1368
                           EIN:  35-0574300

                           The First National Bank of Portland 112 West
                           Main  Street  Portland,  Indiana  47371
                           EIN:  35-0310290

                           Decatur Bank & Trust  Company 520 North 13th
                           Street Post Office Box 988 Decatur, IN 46733
                           EIN:  35-1128432

Name of Plan:             First Merchants Corporation Retirement Savings Plan

Plan Number:              002

Type of Plan:             Profit sharing plan with 401(k) feature

Plan Year:                January 1 to December 31

Type of Administration:   The plan  administrator is the sponsoring  employer.
                          The plan administrator administers the plan according to the terms of the plan and trust.

Name, Address and Telephone Number of Trustee:

                          First Merchants Bank, N.A.
                          200 East Jackson Street
                          Muncie, Indiana 47305-2814
                          Phone: 765.747.1500

Service of Legal Process: Legal process may be served upon the plan administrator or the trustee.

                                  PARTICIPATION

Can I participate in this plan?

      Yes, all employees of the employer (including all adopting employers) are eligible to participate in the plan. Leased employees and independent contractors are not eligible to participate in this plan.

When can I participate in this plan?

      You will become a participant in the plan on the January 1, April 1, July 1, or October 1 coincident with or next following the date you have attained age 21 and have completed one year of eligibility service. A year of eligibility service means a 12-month period in which you are credited with 1,000 hours. The 12-month period is measured from your date of hire or any subsequent calendar year. (Note: If you worked for a bank that was acquired by First Merchants Corporation, that prior service will generally be counted as eligibility service for purposes of this plan.)

      Example: You are age 25 and are hired on August 1, 2000. If you are credited with 1,000 hours by July 31, 2001, then you will become a participant in the plan on October 1, 2001.

What happens if I quit working?

      Once you stop working for the employer, you will remain a participant in the plan until you receive your vested account balance. If you are later rehired, you will generally participate immediately upon your rehire unless you were not vested in any portion of your employer contribution account when you quit. If you quit before you ever became a participant in this plan and are later rehired, you will generally be treated as a new employee. Because of these complicated rules, you should ask the Human Resources Department for specific information on your participation in the plan in the event you are rehired.



YOUR CONTRIBUTIONS

Can I make contributions to the plan?

      Yes. If you wish, you may make "before-tax" contributions to the plan by electing (on a form provided by the employer) to reduce your compensation by a designated whole percentage from 1% to 15%, or in any dollar amount (provided it does not exceed 15% of your compensation). This amount, called a "401(k) deferral" or a "401(k) contribution," will be contributed to the plan by your employer. The contributions you make will not be subject to federal income tax until they are actually paid to you. These amounts will, however, be subject to Social Security

      (FICA) taxes like all other compensation from the employer. For purposes of making 401(k) contributions, your compensation is based on all your earnings, including 401(k) deferrals and section 125 cafeteria plan contributions.

Can I change the amount I contribute to the plan?

      Yes. You may change the percentage of your 401(k) contributions by filing a new election form with the employer. You may change your deferral rate only as of the first day of each quarter, but you can stop your 401(k) contributions at any time. Your request will be processed as soon as possible thereafter, but you should allow approximately 10 days to complete the change. Your 401(k) contributions will only be made by way of payroll deduction. Forms to make these elections may be obtained from the Human Resources Department and contain the rules for the timing of the elections.

How much can I contribute to the plan?

      Federal law limits the amount of 401(k) deferrals you can make in any calendar year. For the year 2001, the maximum deferral you can make is $10,500. (The limit will be increased in future years in accordance with cost-of-living adjustments published by the IRS.) This limit, however, applies to all contributions you make to all plans (including any 403(b) plan) in a calendar year on a before-tax basis. Therefore, if you are employed by another employer and have pre-tax contributions made on your behalf to another plan, you must inform the Human Resources Department before March 1 of the following year and direct them to have the excess (if any) returned to you by April 15 so as to avoid any income tax penalties.

      Section 415 of the Internal Revenue Code also limits the amount of total contributions that can be added to your accounts for any year. Beginning in 1998, contributions to the plan (both employer and employee contributions) cannot exceed the lesser of 25% of your total compensation for the calendar year or $30,000. (This dollar amount will be increased as permitted by the IRS regulations to reflect any cost-of-living adjustments). You will be notified if you exceed these limits in this plan. If you exceed the limits, then a portion of your 401(k) contributions (plus earnings) will be refunded to you to correct any excess.

      Also, certain IRS discrimination testing may mean that highly compensated employees are limited in their 401(k) contributions or may have a certain portion of their 401(k) contributions refunded to them. Highly compensated employees are generally those employees who made more than $85,000 (increased periodically to reflect any cost-of-living adjustments) in the prior calendar year or any employee who owns more than 5% of the stock of the employer. If you are adversely affected by this discrimination testing, the employer will notify you.

Can I make a rollover contribution to the plan?

      Yes. You can make a rollover contribution, provided it is made within 60 days after you receive the distribution. You can even make a rollover contribution to the plan prior to becoming an actual participant. Only distributions from another qualified plan in which you participated can be rolled over to this plan (but not money from a tax-deferred annuity/403(b) plan). Any rollover contribution you make will be credited to a separate rollover account for you until you qualify for payment from this plan. You are always 100% vested in your rollover account.

      For more information on rollovers (or a direct transfer), please talk to the Human Resources Department.

                          THE EMPLOYER'S CONTRIBUTIONS

What kinds of contributions will the employer make to this plan?

      The employer will make a matching contribution each year. No other contributions are permitted under this plan.

What is the matching contribution?

      The matching contribution is based on your 401(k) contributions each calendar year. The rate of matching contributions is currently fixed at 25%, and the amount of your 401(k) contributions that are eligible for a match is limited to 5% of your compensation. This means that the maximum matching contribution that you receive is limited to 1.25% of your compensation (5% x 25%), provided you are deferring at the rate of at least 5%.

      In order to receive a matching contribution on your 401(k) contributions, you must make 401(k) deferrals during the calendar year. Even if you quit or retire during the year, you will be entitled to a matching contribution.

      The matching contribution will be allocated based on your compensation for the period of time in which you were an eligible participant in the plan. This means that compensation prior to your participation date is excluded. Your compensation is based on your taxable earnings reported in Box 1 of Form W-2 for the calendar year, plus any 401(k) contributions and section 125 cafeteria plan contributions, but excludes commissions and bonuses. In addition, compensation in excess of $170,000 cannot be considered for the 2001 calendar year. (This compensation cap is increased periodically by the IRS based on cost-of-living increases.)

      Example: You contribute $1,000 in 401(k) contributions for the year, and your compensation for the year 2000 (exclusive of bonuses and commissions) is $20,000. Your account would be credited with a matching contribution of $250 (25% x $1,000). Any 401(k) contributions in excess of $1,000 (5% of $20,000) would not be eligible for a match under the plan.

                        YOUR ACCOUNTS AND PLAN ACCOUNTING

Where do my contributions go?

      After your 401(k) deferrals are deducted from your paycheck, the employer sends them immediately to First Merchants Bank, N.A., for investment. By law, the matching contributions do not have to be deposited until the due date of the employer's tax return for that year (including any extensions). However, it is the employer's current practice to deposit the matching contribution on a quarterly basis.

Can I direct where my accounts are invested?

      Yes. You may direct the investment of your accounts, in increments of 5%, on a quarterly basis. You will be given information about the investment funds that are available in the trust fund at the time you enroll and once a year thereafter (or more frequently upon your request). Currently, the following funds are made available to you:

                                    FMB Income Fund (bonds)
                                    FMB Growth Fund (stocks)
                                    FMB Managed Fund
                                    FMB Fixed Value Fund
                                    Small Company Equity Fund
                                    International Equity Fund

      As of January 1, 2001, an employer stock fund is also being made available to you as an investment option. This fund consists solely of First Merchants Corporation common stock. You can invest up to 25% of your current account balance in this stock fund, and you can also elect to invest up to 25% of future contributions (401(k) deferrals, matching contributions, and any rollover money) in employer stock. (Note: There is no percentage limitation or restriction as to your investment in the other funds made available under this plan.)

                  The employer intends that the plan (except for the employer stock fund) comply with Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), which makes you responsible for your own directed investments. Compliance with these rules and regulations shifts investment responsibility (including liability for any losses) from the employer and trustee to you. Contact the Human Resources Department if you have questions about directed investments under the plan or if you need additional information about the plan's investment funds.

         Do I have to invest any portion of my accounts in employer stock?

         No! Whether you invest any portion of your account balance in employer stock is totally your decision. If you are still employed by the employer, your decision will in no way have any bearing on your employment relationship. Further, the employer is committed to keeping all your investment decisions confidential.

         To that end, investment election forms will be maintained in the trustee's trust department with access limited to only the Vice President & Employee Benefits Officer, and the Record-keeping Manager. Further, when such investment elections are entered into the plan's computerized data bank, there is a security code feature that only these individuals have access to. Management and the Board of Directors will not be allowed to access (nor request reports of) information regarding any participant's individual elections in employer stock. However, the total investment in employer common stock under the plan will be reported on the employer's Form 5500 filing that is sent each year to the Department of Labor. Periodically, the Board of Directors and executive management will be provided with information as to the aggregate investment of accounts in employer stock.

Do I have any shareholder rights with respect to such stock?

         Yes. Once employer stock is allocated to your account, then you become an indirect First Merchants shareholder. Any dividends paid with respect to such stock will be credited to your employer stock account. Also, any voting rights (such as the election of the Board of Directors tender offers, etc.) will be passed through to you. You will receive the same information and have the same rights as if you owned the stock directly.

How often will I receive a statement of my accounts?

         After the end of each quarter, you will receive a statement showing the beginning balance of your accounts, your contributions, the employer contributions, rollover contributions (if any), investment earnings for the period, and your ending balance. However, we specifically reserve the right to make corrections on your statement. If you notice any errors on your statement, please contact the Human Resources Department immediately.

How are my accounts credited with trust gain or loss?

      The investment gain or loss for the plan year for each fund is determined and allocated on a quarterly basis. The employer stock account will be valued based on the stock's closing price on NASDAQ as of the last day of the quarter (March 31, June 30, September 30, or December 31).

                                                                VESTING RULES

When am I "vested" in my accounts?

      Your are always 100% vested in your 401(k) contribution account and your rollover account. "Vested" means you have a legal right to the money that can never be taken away. (But remember, the plan has other rules that control when the money can actually be paid to you from the plan.)

      Your matching contribution account under the plan becomes vested if you die, become disabled, or reach normal retirement age while still employed by the employer. "Normal retirement age" is your 65th birthday. "Disability" means a mental or physical disability resulting from bodily injury, disease, or mental disorder which prevents you from continuing any gainful occupation with the employer. Disability is determined solely by the employer based on medical evidence.

      You can also become vested in your matching contribution account based on the number of years of vesting service you complete, as follows:

                Years of Vesting Service                    Vested Percentage

                    Less than 1 year                                    0%
                     1 year                                            20%
                     2 years                                           40%
                     3 years                                           60%
                     4 years                                           80%
                     5 years or more                                  100%

      The portion that is forfeited (if any) when you quit will be applied towards the employer's matching contribution for other participants.

How is my vesting service determined?

      You earn one year of vesting service for each calendar year in which you work at least 1,000 hours for any adopting employer. In all cases, however, service prior to age 18 is not counted. (Note: In most cases, prior service with an acquired bank will count as vesting service under this plan.)

How are my hours determined?

      For purposes of the plan, you earn an hour for each hour you are paid by the employer. You also earn an hour for each hour of paid absences (such as vacation, holidays, illness, or other absences that are paid by the employer but you do not actually work). However, you cannot earn more than 501 hours for any period during which you do not actually work.

Can I lose my vesting service?

      Yes, in certain circumstances. However, if you are at least partially vested in your matching contribution account when you quit, then you can never lose your prior vesting service if you are rehired. Please ask the Human Resources Department for information if this affects you when you are rehired.

Can I have my forfeitures restored?

      Yes. If you are rehired before incurring 5 one-year breaks in service, you can have any forfeited amounts restored to your account provided you repay to the plan the total amount of your prior payment from the plan. (A break in service is any calendar year in which you are credited with 500 hours of service or less.) This repayment will be credited to your accounts under the plan. If you are rehired, please ask the Human Resources Department for more information if you think this applies to you.

                                  DISTRIBUTIONS

When can I be paid?

      Payment can generally only be made after you stop working for the employer. Upon your retirement, death, disability or other termination of employment, payment of your vested accounts under the plan can be processed after the next quarterly valuation date (March 31, June 30, September 30, and December 31).

      Example: If you quit on October 15, 2000, you can immediately request a payment from the plan. However, your request for payment will not be processed until the December 31, 2000 valuation is completed in February of 2001. You will not share in any earnings (or loss) after December 31, 2000 if you are paid in the first quarter of 2001.

      You may elect to defer your payment, but generally not beyond the April 1 of the calendar year following the later of 1) the calendar year in which you attain age 70-1/2 or 2) the calendar year in which you quit or retire. A form for making an election on the timing and form of payment of your plan benefits is available from the Human Resources Department.

How will I be paid?

      If your vested account balance does not exceed $5,000, your benefits will be paid in a single payment via check. If you make a timely election, you can also elect a direct rollover to an IRA (individual retirement account) or to another qualified employer retirement plan.

      If your account balance exceeds $5,000, you have three payment options: cash payment (via check), direct rollover to an IRA (individual retirement account) or to another qualified employer retirement plan, or installment payments.

What happens to my money if I die before I am paid?

      If you die, your vested account balance will be paid to your designated beneficiary or beneficiaries. If you have not properly named a beneficiary, or you fail to name someone, then the plan will pay your account balance to your surviving spouse. If you do not have a spouse, then it will be paid to your descendants, per stirpes. If you have no descendants, then your account balance will be paid to your estate.

Whom may I name as my beneficiary?

      If you are single, you may name anyone as your beneficiary. If you are married, your spouse is automatically your beneficiary. However, you may name a nonspouse beneficiary provided your spouse consents in writing. Your spouse's consent must be witnessed by a notary public or plan representative. If you divorce, your designation of a former spouse as beneficiary will generally remain in effect until you revoke it or remarry.

                              LOANS AND WITHDRAWALS

Can I request a loan from the plan?

       No.

If I am still working, can I withdraw my money from the plan?

       No. You generally must stop working for the employer in order to receive payment from the plan. However, the plan does provide for withdrawals if you have a "hardship."

When can I have a hardship withdrawal?

       If you need funds for the purchase of a principal residence, college education expenses, medical expenses, or to avoid eviction from your home, you may qualify for a hardship withdrawal. You will need to demonstrate, however, that you have satisfied the criteria for a "hardship" and that funds are not readily available to you from other sources. Only your 401(k) contributions (without earnings) can be withdrawn. The law also requires that your 401(k) deferrals be stopped for 12 months after the withdrawal.

Is a withdrawal subject to income tax?

       Yes. A withdrawal is subject to regular federal and state income taxes, as well as an early distribution 10% excise tax if you are under age 59-1/2. Tax information will be given to you at the time of any withdrawal. You are also encouraged to talk to your personal tax advisor for specific information.

                                  MISCELLANEOUS

Can my account balance be affected by a divorce decree?

        Yes, if the employer determines the domestic relations order to be a "qualified" order. If the employer receives a domestic relations order requiring payment of all, or any portion, of your account balance to a former spouse or child, the employer will decide whether the order is "qualified" under complicated IRS rules. Any amounts paid under this type of order will be subtracted from your account balance. (Note:
        Payment under a qualified domestic relations order can generally only be made after you quit or reach age 50.) You should contact the Human Resources Department immediately if you have concerns about a potential order.

What happens if I have a period of military service?

        If you are rehired by the employer within 90 days of being discharged from the military, IRS rules permit you to make up your 401(k) deferrals that you could not make while you were in the military. If you make
        401(k) deferrals for the period you were gone, then matching contributions from the employer will also be made up for you. If you are a veteran who has been rehired, please contact the Human Resources Department for more information about your rights.

Can the plan be changed?

        Yes. The sponsoring employer may amend the entire plan or any part of the plan at any time. By doing so, your rights under the plan may be either enhanced or diminished. However, no amendment may reduce your vested interest in the plan (determined on the date of the amendment) or divert any assets of the trust for purposes other than for the exclusive benefit of participants and their beneficiaries.

Can the employer terminate the plan?

        Yes. The sponsoring employer may terminate the plan at any time. Upon termination of the plan, all account balances will become 100% vested. All account balances which were already fully vested at the time of plan termination will remain fully vested. Upon termination of the plan, distribution will be made even if you are still employed by the employer.

Is this plan insured by the government?

       No. This plan is a defined contribution plan, also sometimes referred to as an individual account plan, and thus not insured by the Pension Benefit Guaranty Corporation (PBGC).

                                CLAIMS PROCEDURE

How do I file a claim under the plan?

       All claims for benefits under the plan must be made in writing to the sponsoring employer (see page 4 for the address). The sponsoring employer has the authority to interpret the plan and make factual findings to determine the benefits payable to you. Benefits under this plan will only be paid if the sponsoring employer decides in its discretion that you (or your beneficiary) are entitled to them.

       If the sponsoring employer believes your claim should be denied, you will be notified in writing of the denial within 90 days after the sponsoring employer receives the claim. The notice will set forth the specific reasons for the denial and inform you of your right to request a review and reconsideration of the sponsoring employer's decision.

        If you believe you have submitted all of the available and relevant information, you (or if you desire to be represented, your counsel) may appeal the decision of the claim to the sponsoring employer within 60 days after the date of the denial. The sponsoring employer will decide whether or not to approve the claim within 60 days after receipt of the request for review. The sponsoring employer's decision on review will again be in writing, will include specific reasons for the decision and will refer to pertinent provisions of the plan on which the decision is based. The sponsoring employer's decision will be final and binding, unless determined to be arbitrary and capricious.

                                  ERISA RIGHTS

Do I have any rights under the plan that are protected by law?

       As a participant in the plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all plan participants shall be entitled to:

                (1) Examine all plan documents and copies of all documents filed with the U.S. Department of Labor (such as detailed annual reports and plan descriptions) without charge at the sponsoring employer's office.

                (2)  Obtain  copies  of  all  plan   documents  and  other  plan
       information by submitting a written request to the committee. The sponsoring employer may make a reasonable charge for the copies.

                (3) Receive a summary of the plan's annual financial report. The sponsoring employer is required by law to furnish each participant with a copy of this summary annual report.

                (4) Obtain a statement telling you whether you have a vested right to your plan benefits and, if so, what your vested benefits are now. If you do not have a vested right to benefits, the statement will tell you how many more years you must work to obtain a vested right. This statement must be requested in writing and is not required to be given more than once a year. The sponsoring employer must provide the statement free of charge.

       In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining your plan benefit or exercising your rights under ERISA.

                  Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the employer to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the employer. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U. S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.


       If you have any questions about the plan, you should contact the Human Resources Department. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

                                  EXHIBIT 5.01
                 OPINION OF BINGHAM SUMMERS WELSH & SPILMAN, LLP

November 17, 2000

Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

Gentlemen:

         We have acted as counsel to First Merchants Corporation, an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 20,000 of the Company's authorized but unissued shares of common stock (the "Common Shares") issuable under the First Merchants Corporation Retirement Savings Plan (the "Plan").

         In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for purposes of this opinion, including:

         1. The Company's Articles of Incorporation, together with amendments thereto;

         2.       The Bylaws of the Company, as amended to date;

         3. Resolutions relating to the Plan and the Common Shares adopted by the Company's Board of Directors (the "Resolutions");

         4.       The Registration Statement; and

         5.       The Plan.

We have also relied, without investigation as to the accuracy thereof, on oral and written communications from public officials and officers of the Company.

         For purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(iii) that the Resolutions have not and will not be amended, altered or superseded prior to the issuance of the Common Shares; and (iv) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Common Shares.

         Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

Very truly yours,



BINGHAM SUMMERS WELSH & SPILMAN, LLP

                                  EXHIBIT 5.02
                            INTERNAL REVENUE SERVICE
                              DETERMINATION LETTER



Internal Revenue Service                         Department of the Treasury
District Director                                SeqNr:  0016180
Cincinnati Service Center                        Letter 835 (DO/CG)
P.O. Box 2508
Cincinnati, OH  45201

                                                 Employer Identification Number:
                                                   35-1544218
Date:    May 7, 1998                             DLN:
                                                   17007068049008
                                                 Person to Contact:
FIRST MERCHANTS CORPORATION                        CINDY PERRY
C/O JON H. MOLL                                  Contact Telephone Number:
201 EAST JACKSON ST., STE 400                      (513) 241-5199
MUNCIE, IN  47305-2847                           Plan Name:
                                                   RETIREMENT SAVINGS PLAN
                                                 Plan Number:
                                                 002

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) dated on December 30, 1996.

This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

FIRST MERCHANTS CORPORATION

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.


This plan satisfies the nondiscriminatory  current availability  requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465, and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

This letter considers the amendments required by the Tax Reform of 1986, except as otherwise specified in this letter.

The  requirement for employee  benefits plans to file summary plan  descriptions
(SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                 Sincerely yours,


                                                 /s/   C. Ashley Bullard
                                                 ------------------------
                                                       District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans

Letter   835  (DO/CG)

490284

                                  EXHIBIT 23.01


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated January 22, 2000 with respect to the consolidated financial statements of First Merchants Corporation which appears on page 14 of the 1999 Annual Report to Shareholders of First Merchants Corporation, which is incorporated by reference in First Merchants Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and (ii) our report dated August 18, 2000 with respect to the financial statements of the First Merchants Corporation Retirement Savings Plan included in its Annual Report on Form 11-K for the year ended December 31, 1999.


Olive LLP
Indianapolis, Indiana
November 17, 2000